INCENTIVE OPTION AGREEMENT
激励选择权协议

BETWEEN
由

石仁焕

AND
与

Grantees
被授予人

Date: January 29, 2010
日期：2010 年 1 月 29 日

THIS INCENTIVE OPTION AGREEMENT (this "**Agreement**") is made on January 29, 2010 by and between 石仁焕, a Korean passport holder (the "**Grantor**") and the individuals listed in **Schedule A** hereto (a "**Grantee**" individually, and the "**Grantees**" collectively).

本激励选择权协议（“本协议”）由石仁焕，一位韩国护照持有人（“授予人”）和附件A上的所列个人（单独称为“被授予人”，合称“各被授予人”）于2010年1月29日签订。

The Grantor and the Grantees are collectively referred to as the "**Parties**" and each of them as a "**Party**".

授予人和各被授予人合称“各方”，单独称为“一方”

Whereas, the Grantor is the sole shareholder of Swift Dynamic Limited (the “Company”), a British Virgin Islands company;

鉴于，授予人是英属维京群岛公司Swift Dynamic Limited (“公司”）的唯一股东;

Whereas, the Company will own 64.95% shares of Glory Reach International Limited, a HK Company (“**HK Co.**”), which intends to complete a reverse merger with a public company, traded on the OTCBB stock market (the "**Public Company**"), as a result of which the HK Co. will be a wholly-owned subsidiary of Public Company and the Company will become a major shareholder of the Public Company;

鉴于，公司将持有Glory Reach International Limited (“**HK Co.**”)64.95%的股权，**HK Co.**有意与一家在OTCBB市场上市公司（“上市公司”）完成一项反向并购。因此， **HK Co.**将成为上市公司的全资子公司，且公司将成为上市公司主要股东;

Whereas, each of the Grantees has contributed to the growth of HK Co. and its subsidiaries (collectively, the “**Group”**). In consideration of each Grantee’s contributions to the Group and as an incentive to such Grantee to continue his commitment to the Group, the Grantor has agreed to grant to each Grantee, and each Grantee has agreed to accept from the Grantor, an incentive option (the “**Option**”) to purchase certain number of ordinary shares of the Company (the "**Option Shares**") as set forth in **Schedule A** corresponding to his/her name hereto, on the terms and subject to the conditions set out in this Agreement.

鉴于，每一个被授予人均对HK Co.及其诸子公司（合称“集团”）的增长有所贡献。以被授予人向集团已经作出的贡献为对价并作为对每一个被授予人向集团持续承诺的激励，授予人同意授予每个被授予人，且每个被授予人同意从公司接受，依本协议规定条件，授予给附件A列出姓名的人，购买公司相应数量普通股（“选择权股份”）的激励选择权（“选择权”）;

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

据此，基于前述事实以及双方在本协议项下所做的相互承诺与保证，以及双方在此确认收讫并确认充分的其他良好有价对价，协议双方现达成如下协议，以资信守：

1. DEFINITIONS
定义

1.1. Defined Terms : In this Agreement (including the Recitals and the Schedules), unless the context otherwise requires, the following words and expressions shall have the following meanings:

定义的术语：本协议（包括鉴于条款、附录及附件）中，除上下文另有所指外，下列词语表达的含义如下：

"**Business Day**" means a day (other than Saturdays, Sundays and public holidays) on which banks are generally open for business in China;
“工作日”指中国境内银行通常营业日（除周六、周日及公众假日外）；

"**China**" or "**PRC**" means the People's Republic of China;
“中国”指中华人民共和国；

"**Completion Date**" means the date falling seven (7) Business Days after the service of the Exercise Notice by the Grantee on the Company;
“交割日”指被授予人向公司发出行权通知后的七（7）个工作日届满之日；

"**Completion**" means the completion of the sale to and purchase by the Grantee of the Option Shares under this Agreement;
“交割”指本协议项下选择权股份的买卖完成；

"**Distributions**" means any cash proceeds arising from or in respect of, or in exchange for, or accruing to or in consequence of the Option Shares from the Effective Date to the Completion Date, including without limitation the Dividends.
“分红”指自生效日始至交割日止，源自、有关于、基于交换、孳息于、或产生于选择权股份的任何现金收益，包括但不限于红利；

"**Dividends**" means the dividends declared by the Company and accrued in respect of the Option Shares (whether or not such dividends shall have been paid and received by the Grantee);
“红利”指由选择权股份而产生的经公司公告并累计的股息（无论该股息是否已被支付并由被授予人获得）

"**Effective Date**" means the date of this Agreement;
“生效日”指本协议签订之日；

"**Exercise**" means the exercise by the Grantee or his Nominee(s) of the Option pursuant to the terms of this Agreement;
“行权”指由选择权之被授予人或其提名人依本协议条款行权；

"**Exercise Notice**" means the notice substantially in the form set out in Part I of **Schedule B**;
“行权通知”指符合附件 B 第 I 部分中指明格式之通知；

"**Exercise Price**" means the exercise price to be paid by the Grantee to the Grantor in respect of the Option Shares issued to such Grantee as set forth opposite his name in **Schedule A**;
“行权价”指就发行给附件 A 所列该被授予人的相应选择权股份由被授予人向授予人所支付之行权价格。

"**Nominee**" means such person nominated by a Grantee in the Transfer Notice to be the transferee of the Option or Option Shares;
“提名人”指由被授予人在过户通知中提名的选择权或选择权股份之受让人；

"**Option Effective Date**" has the meaning ascribed to it in Clause 2.3;
“选择权生效日”之定义见第 2.3 条款；

"**Performance Target**" has the meaning ascribed to it in Clause 3;
“履约目标”之定义见第 3 条款；

"**RMB**" means the lawful currency of China;
“人民币”指中国合法流通货币；
"**Transfer Notice**" means the notice substantially in the form set out in Part II of **Schedule B**;
“过户通知”指符合附件 B 中指明格式之通知；

"**US$**" or "**United States Dollar**" means the lawful currency of the United States of America.
“美元”或“美国元”指美利坚合众国之合法流通货币。

1.2. Interpretation: Except to the extent that the context requires otherwise:
解释：除上下文另有要求外：

1.2.1 words denoting the singular shall include the plural and vice versa; words denoting any gender shall include all genders; words denoting persons shall include firms and corporations and vice versa;
单数词应包括复数含义，反之亦然；带有一种性别含义的词语包括每一性别，指一个人的词语包括公司和法人，反之亦然；

1.2.2 any reference to a statutory provision shall include such provision and any regulations made in pursuance thereof as from time to time modified or re-enacted whether before or after the date of this Agreement and (so far as liability thereunder may exist or can arise) shall include also any past statutory provisions or regulations (as from time to time modified or re-enacted) which such provisions or regulations have directly or indirectly replaced;
所指法律规定应包括其规定和就此制定的规章，以及任何修订、重新制定的内容，不论该修订或重新制定发生于本协议日之前或之后。并且（只要该规定项下之责任可能存在或可以出现）也应包括任何过去的被（修订、重新制定）直接或间接取代的法律规定或规章；

1.2.3 the words "**written**" and "**in writing**" include any means of visible reproduction;
词语“书面的”或“以书面形式”，包括可见性重现之任何方式；

1.2.4 any reference to "**Clauses**", "**Recitals**" and "**Schedules**" are to be construed as references to clauses and recitals of, and schedules to, this Agreement; and
引用“条款”、“鉴于条款”及“附件”，应解释为指向本协议之条款、鉴于条款及附件；及

1.2.5 any reference to a time of day is a reference to China time unless provided otherwise.
除上下文另有所指外，时间指中国时间。

1.3. Headings: The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement.
标题：本协议标题之加入仅为方便之用且在解释本协议时应予忽略。

2. OPTION
选择权

2.1. Option: In consideration of the contributions which each Grantee has made to the Group and his continuing commitment to the Group, the Grantor hereby irrevocably and unconditionally grants to each Grantee an Option for such Grantee to acquire from the Grantor, at the Exercise Price, at any time during the Exercise Period (defined below), to the extent that the Option has vested, any or all of the Option Shares set forth opposite his name in **Schedule A** hereto, free from all claims, liens, charges, pledges, mortgages, trust, equities and other encumbrances, and with all rights attaching thereto on the Completion Date.
选择权 以被授予人向集团已经作出的贡献和被授予人向集团持续承诺为对价，授予人在此不可撤销地、无条件地授予附件 A 所列姓名的被授予人在行权期间（定义见下文）内的任何时间，在授予的选择权范围内按照行权价向授予人购买选择权股份的选择权，前述选择权股份在交割日不应存在任何索赔、留置、抵押、质押、担保、信托或其他股份担保，且应附有所有相关权利。

2.2. Vesting Schedule: Subject to the terms and conditions hereto, the Option may be exercised, in whole or in part, in accordance with the following schedule:
授权计划 根据本协议约定的条款和条件，选择权可根据以下计划全部或部分行使：

33% of the Option Shares subject to the Option shall vest and become exercisable on the date of fulfillment of the 2009 Revenue ("Option Effective Date") (as defined below) and the execution of a binding employment agreement between Grantee and the Company for a term of not less than three years to serve as the Company's Chief Executive Officer and Chairman of its Board of Directors, 33% of the Option Shares subject to the Option shall vest and become exercisable on the date of fulfillment of the 2010 Revenue (as defined below) and 34% of the Option Shares subject to the Option shall vest and become exercisable on the date of fulfillment of the 2011 Revenue (as defined below).
选择权中 33%的选择权股份应于 2009 年度收入业绩达成日（"行权生效日"）定义见下文）且被授予人与公司签署不少于 3 年作为公司首席执行官和董事长的聘用协议时授予并可行权；选择权中 33%的选择权股份应于 2010 年度收入业绩达成日（定义见下文）授予并可行权；选择权中其余 33%的选择权股份应于 2011 年度收入业绩达成日（定义见下文）授予并可行权；

Notwithstanding anything in this Agreement, in case that the Grantor violates any provisions of this Agreement, the Grantee shall receive an irrevocable right to acquire any and all of the Option Shares then held by the Grantor, without any regard to aforesaid vesting schedule. The Grantee shall be entitled to exercise such Option immediately and the Grantor shall transfer to the Grantee or his Nominee(s) all the Option Shares immediately upon the Grantee's or his Nominee(s)'s exercise of such Option.
尽管本协议上述规定，如授予人违反本协议条款，则无论授权计划如何规定，被授予人应不可撤销得取得授予人持有选择权股份的权利。被授予人有权立即行使选择权并且授予人应向被授予人或其提名人在该选择权行权时立即转让选择权股份。

2.3. Exercise Period: The Option shall vest and become effective and exercisable at the times commencing on the dates set forth in Section 2.2 and shall expire five years from the date of the Option. The Option may be exercised by a Grantee (or his Nominee on behalf of the Grantee), to the extent that the Option shall have vested, and only to that extent, at any time prior to five years from the date of this Option ("**Exercise Period**").
行权期间 选择权应自第 2.2 条所述日期起授予、生效和可行权，并于选择权之日起 5 年到期。自选择权应被授予之日起 5 年内（"行权期间"），被授予人（或代表被授予人的提名人）可针对且仅针对授予的选择权行权。

2.4. Nominees: Each Grantee may, at any time during the Exercise Period, at his sole discretion, nominate one or more person(s) (each a "**Nominee**") to be the transferee(s) of whole or part of his Option, who shall hold and/or exercise the transferred Option on behalf of the Grantee.
提名人　　每个被授予人在行权期间内可以随时自行提名一人或多人（均称为"提名人"），作为他所享有部分选择权或全部选择权的受让人，前述提名人应代表被授予人持有和/或行使该项经转让的选择权。

2.5. Exercise Notice: The Option may be exercised by each Grantee or his Nominee(s), in whole or in part, at any time during the Exercise Period, by serving an Exercise Notice on the Grantor.
行权通知　　在行权期间内，被授予人或其提名人随时可以通过向授予人递送行权通知的方式行使全部或部分选择权。

2.6. Exercise: The Grantor agrees that she shall, upon receipt of the Exercise Notice, issue to a Grantee (or his Nominee(s), as the case may be) any and all of the Option Shares specified in the Exercise Notice, free from all claims, liens, charges, pledges, mortgages, trust, equities and other encumbrances, and with all rights now or hereafter attaching thereto. The Option shall be exercisable only in compliance with the laws and regulations of the PRC and the British Virgin Islands, and such Grantee (or his Nominee(s), as the case may be) shall complete any and all approval or registration procedures regarding the exercise of his Option at PRC competent authorities in accordance with applicable PRC laws and regulations.
行权　授予人同意，其将在收到行权通知的前提下，向被授予人（或其提名人，依情况而定）发行行权通知所述数额的选择权股份。前述选择权股份不应存在任何索赔、留置、抵押、质押、担保、信托或其他股份担保，且应附有所有相关权利。该等选择权仅在遵守中国和英属维尔京群岛法律、法规时可行权。且为遵守所适用的中国法律法规，该被授予人（或其提名人，依情况而定）应在中国主管当局就他的选择权的行权完成全部批准或登记程序。

2.7. Transfer Notice: In case that a Grantee transfers any or all of his Option to one or more Nominee(s) in accordance with Clause 2.4 above, such Grantee shall serve a Transfer Notice on the Grantor?
过户通知　　如果被授予人根据上述 2.4 条的规定向一位或多位提名人转让其全部或部分选择权，被授予人应向授予人递送过户通知。

2.8. Transfer to Nominees: The Grantor agrees that it shall, upon receipt of the Transfer Notice, take all actions necessary to allow the Nominee(s) to be entitled to any or all of Option specified in the Transfer Notice.
转让给提名人　　授予人同意，在收到过户通知后，其将采取必要措施保证提名人按照过户通知载明的数额享有相应的选择权。

Upon exercise by any Nominee(s) of the transferred Option on behalf of a Grantee, such Grantee shall serve the Exercise Notice on the Grantor in his own name for the exercising Nominee(s). Upon receipt of such Exercise Option, the Grantor shall issue to such Nominee(s) any and all of the relevant Option Shares in the same manner as specified in Clause 2.6.
在提名人代表被授予人行使转让选择权时，被授人予应以自己的名义为行权的提名人向授予人递送行权通知。在收到过户通知后，授予人应依与本协议 2.6 条款规定相同的方式，向该等提名人发行部分或全部相关选择权股份。

2.9. Payment of Exercise Price: Upon Exercise of the Option in whole or in part, the exercising Grantee (or his Nominee(s), as the case may be) shall pay the Exercise Price to the Grantor.

2.9 行权价款的支付 在上述选择权全部或部分行使之时，行权的被授予人（或其提名人，依情况而定）应向授予人支付行权价款。

The Grantor's Obligation upon Exercise: The Grantor agrees that upon the Exercise of any Option by a Grantee (or his Nominee(s)), it shall cause and procure the number of Option Shares provided in the Exercise Notice to be issued to such exercising Grantee (or his Nominee(s)) within sixty one (61) Business Days after the date of the Exercise Notice, otherwise, it will be treated as Grantee owns these Option Shares.

2.10 行权时授予人的义务 授予人同意，在被授予人（或其提名人）行使选择权时，应在行权通知之日起应在行权通知之日起六十一个工作日内，促使前述通知载明的选择权股份数额转让给被授予人（或其提名人）， 否则即为被授予人自动获得其应当获得的选择权股份数额。

3. PERFORMANCE TARGET AND CONDITION PRECEDENT
履约目标和前提条件

3.1. The obligation of the Grantor to effect the Option and the issuance of Option Shares to an exercising Grantee upon his Exercise of the Option shall be subject to the fulfilment of the following conditions (the "**Performance Target**") set forth in **Exhibit A** hereto.
授予人使选择权生效并在选择权行权时按照行权价向行权的被授予人有效转让选择权股份的责任以附录 A 载明的相关条件（“履约目标”）达成为前提。

4. INFORMATION, DISTRIBUTIONS AND ADJUSTMENTS
信息、分红和调整

4.1. Information: Each Grantee (the "**Requesting Grantee**") shall be entitled to request from the Grantor at any time before the Completion, a copy of any information received from the Grantor which may be in the possession of the Grantor and, upon such request, the Grantor shall provide such information to the Requesting Grantee.
信息 在上述交割前的任何时间，每个被授予人（“提出请求的被授予人”）有权要求授予人向其提供授予人获得的在授予人处的任何信息副本；授予人应根据此等要求向提出请求的被授予人提供相应信息。

4.2. Distributions: The Grantor agrees that each Grantee shall be entitled to all the Distributions in respect of his Option Shares. In the event that any such Distributions have been received by the Grantor for any reason, the Grantor shall cause the existing shareholder at the request of a Grantee to pay an amount equivalent to the Distributions received to such Grantee.
分红 授予人同意，各被授予人有权获得对于其选择权股份的分红。如果授予人基于任何事由获得上述分红，授予人应促使现有股东应被授予人的要求，按照与获得的分红相同的金额，向上述被授予人支付等值款项。

4.3. Adjustments: If, prior to the Completion, the Company shall effect any adjustment in its share capital (such as share split, share dividend, share combination or other similar acts), then the number of Option Shares and the Exercise Price shall be adjusted accordingly to take into account such adjustment.
调整 如果在上述交割前，公司股本进行有效调整（例如：股份分拆、股份分红、股份合并或是其他类似调整），被授予人在行权时受让的选择权股份数额和行权价应在考虑到此等调整的情况下进行相应调整。

5. COMPLETION
交割

5.1. Time and Venue: Completion of the sale and purchase of the Option Shares pursuant to the Exercise shall take place at such place decided by the exercising Grantee on the Completion Date.
时间和地点　　基于上述行权而进行的选择权股份买卖应于交割日在行权的被授予人确定的地点进行交割。

5.2. Business at Completion: At Completion of each Exercise, all (but not part only) of the following shall be transacted:
交割事项：　　在每次行权交割之时，以下所有（而非部分）事项均应办理：

5.2.1 the exercising Grantee shall pay the Exercise Price to the Grantor by wire transfer or such other method as shall be reasonably acceptable to Grantor;
行权的被授予人应以电汇或授予人可合理接受的其他方式向授予人支付行权价；

5.2.2 the Grantor shall, and to the extent that any action on the part of other shareholders or the directors is required, procure the then existing shareholders and directors of the Company to, within seven (7) Business Days after the date of Exercise Notice, deliver to the exercising Grantee (or his Nominee(s), same below) the following documents and take all corporate actions necessary to give effect to such delivery:
授予人及某种程度上被要求采取行动的其他股东或董事，应当并促使公司当时的股东和董事，在行权通知之日起七个工作日内，向行权的被授予人（或其提名人，以下相同）递送下列文件并采取使之生效的所有必备法人行动：

(a) a share certificate or share certificates in respect of the number of the Option Shares exercised by such exercising Grantee;
载明行权的被授予人行权的选择权股份数额的股权凭证；

(b) a certified true copy of the register of members of the Company updated to show the entry of the exercising Grantee as the holder of the Option Shares so exercised; and
更新过的公司股东名册的经认证的真实副本，该副本应载明此行权被授予人作为经行权的选择权股份的持有人进入股东名册；

(c) any other documents as the exercising Grantee may reasonably believe necessary to give effect to the issuance of the exercised Option Shares.
行权被授予人合理地相信的使上述选择权股份发行有效所必需的其他文件。

6. CONFIDENTIALITY
保密

The transaction contemplated hereunder and any information exchanged between the Parties pursuant to this Agreement will be held in complete and strict confidence by the concerned Parties and their respective advisors, and will not be disclosed to any person except: (i) to the Parties' respective officers, directors, employees, agents, representatives, advisors, counsel and consultants that reasonably require such information and who agree to comply with the obligation of non-disclosure pursuant to this Agreement; (ii) with the express prior written consent of the other Party; or (iii) as may be required to comply with any applicable law, order, regulation or ruling, or an order, request or direction of a government agency; provided, however, that the foregoing shall not apply to information that: (1) was known to the receiving Party prior to its first receipt from the other Party; (2) becomes a matter of public

knowledge without the fault of the receiving Party; or (3) is lawfully received by the Party from a third person with no restrictions on its further dissemination.
协议各方及其顾问应对于本协议相关交易及有关信息严格保密，不应向任何人员披露；除非：(i) 在协议各方的管理人员、董事、员工、代理、代表、顾问均同意遵守本条保密义务和无披露约定的前提下，根据前述人员的合理要求向该人员进行披露；(ii) 经本协议另一方书面同意的披露；(iii) 根据相关法律、法令、法规、判令的要求，或是根据有关部门的指示所进行的披露；但是，上述规定不应适用于以下信息：(1) 接受方在从协议另一方取得相关信息之前已经取得的信息；(2) 非因接受方违约而被公众知晓的信息；(3)协议一方从不受传播限制的第三方处合法取得的信息。

7. GRANTOR'S UNDERTAKINGS
授予人的保证

Without the prior written consent of each Grantee, the Grantor shall not and shall procure the Company not, (i) issue or create any new shares, equity, registered capital, ownership interest, or equity-linked securities, or any options or warrants that are directly convertible into, or exercisable or exchangeable for, shares, equity, registered capital, ownership interest, or equity-linked securities of the Company, or other similar equivalent arrangements, (ii) alter the shareholding structure of the Company, (iii) cancel or otherwise alter the Option Shares, (iv) amend the register of members or the memorandum and articles of association of the Company, (v) liquidate or wind up the Company, or (vi) act or omit to act in such a way that would be detrimental to the interest of each Grantee in the Option Shares. The Grantor shall disclose to each Grantee true copies of all the financial, legal and commercial documents of the Company and the resolutions of the shareholders and the board of directors.
在未经各被授予人预先书面批准的前提下，授予人不得且应促使公司不得：(i) 发售或创设任何新股份、股权、注册资本、所有权益或类似股权的证券，以及可以直接行权转换为公司股份、股权、注册股本或所有权益的相关证券、购买选择权、认股权证或类似协议；(ii) 变更公司的控股结构；(iii) 注销或变更选择权股份；(iv) 修订公司章程或公司股东名册；(v) 对于公司进行清盘或歇业；(vi) 出售、转让、设担保于公司资产或是通过其他行为降低公司资产的价值；(vii) 任何可能对于各被授予人的选择权股份产生不利影响的作为或不作为。此外，授予人应向各被授予人披露公司财务、法律或商业文件的所有真实副本，以及公司的股东会决议和董事会决议。

8. MISCELLANEOUS
附则

8.1. <u>Indulgence, Waiver Etc</u>: No failure on the part of any Party to exercise and no delay on the part of such Party in exercising any right hereunder will operate as a release or waiver thereof, nor will any single or partial exercise of any right under this Agreement preclude any other or further exercise of it or any other right or remedy.
<u>豁免、弃权</u>　　　任何协议一方对于本协议相关权利的不行使或是迟延行使均不应视为该项权利的弃权或豁免；行使本协议项下的某一或部分权利，并不影响行使进一步权利、行使其他权利或救济。

8.2. <u>Effective Date and Continuing Effect of Agreement</u>: This Agreement shall take effect from the Effective Date. All provisions of this Agreement shall not, so far as they have not been performed at Completion, be in any respect extinguished or affected by Completion or by any other event or matter whatsoever and shall continue in full force and effect so far as they are

capable of being performed or observed, except in respect of those matters then already performed.
生效日及协议的持续效力　　本协议应自生效日起生效。除已经履行的相关条款外，本协议所有条款如在交割时尚未被履行，应保持完整的效力，均不应基于上述交割而失效或是受到其他相关事由的影响。

8.3. Successors and Assigns: This Agreement shall be binding on and shall ensure for the benefit of each of the Parties' successors and permitted assigns. Any reference in this Agreement to any of the Parties shall be construed accordingly.
承继人和受让人　　本协议基于协议各方及其承继方和许可转让方的利益而订立，并对于上述各方有约束效力。

8.4. Further Assurance: At any time after the date of this Agreement, each of the Parties shall, and shall use its best endeavors to procure that any necessary third party shall, execute such documents and do such acts and things as any other Party may reasonably require for the purpose of giving to such other Party the full benefit of all the provisions of this Agreement.
进一步保证　　自本协议签署之日起，为使协议对方获得本协议项下的充分利益，协议各方均应根据协议对方的合理要求，签署必要文件或采取必要的行动；或尽最大努力促使必要的第三方签署必要文件或采取必要的行动。

8.5. Remedies: No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any Party shall not constitute a waiver by such Party of the right to pursue any other available remedies.
救济　　本协议约定的所有救济均不应排除普通法、衡平法、制订法等救济措施的适用；上述救济均应视为累积救济，且不应与前述普通法、衡平法、制订法等救济产生任何关联。协议方选择一项或是多项救济不应视为放弃其他救济措施。

8.6. Severability of Provisions: If any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, continue to be valid as to its other provisions and the remainder of the affected provision; and the legality, validity and enforceability of such provision in any other jurisdiction shall be unaffected.
条款可分性　　如果本协议的任何条款在任何法域被认定为非法、无效或不可履行，则本协议其他条款仍应保持完全的法律效力；并且，前述被认定无效的条款在其他法域内的合法性、有效性和可履行性均不应影响。

8.7. Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of the British Virgin Islands.
适用法律　　本协议应适用英属维尔京群岛的法律，并根据该法律进行解释。

8.8. Dispute Resolution: In the event of any dispute, claim or difference (the "**Dispute**") between any Parties arising out of or in connection with this Agreement, the Dispute shall be resolved in accordance with the following:
争议解决　　本协议各方在本协议履行过程中产生的所有争议、索赔或分歧（“**争议**”）均应通过以下方式解决：

(a) *Negotiation between Parties; Mediations*. The Parties agree to negotiate in good faith to resolve any Dispute. If the negotiations do not resolve the Dispute to the reasonable satisfaction of all parties within thirty (30) days, subsection (b) below shall apply.

各方协商；调解　　协议各方同意通过善意协商解决相关争议，如果协议各方未能在三十天内通过协商方式满意解决相关争议，则应按照下述约定解决该项争议。

(b) *Arbitration*. In the event the Parties are unable to settle a Dispute in accordance with subsection (a) above, such Dispute shall be referred to and finally settled by arbitration at Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the "UNCITRAL Rules") in effect, which rules are deemed to be incorporated by reference into this subsection (b). The arbitration tribunal shall consist of three arbitrators to be appointed according to the UNCITRAL Rules. The language of the arbitration shall be English.
仲裁：如果协议方未能按照上述(a)款约定的方式解决相关争议，该项争议应递交香港国际仲裁中心根据有效的联合国国际贸易法委员会仲裁规则("联合国仲裁规则")进行终局裁决，前述规则应视为本款约定不可分割的组成部分。仲裁庭应根据联合国仲裁规则任命的三名仲裁员组成。仲裁程序应使用英语进行。

8.9. Counterparts: This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party hereto may enter into this Agreement by signing any such counterpart.
份数　　本协议可签署多份，各份共同构成同一协议文件。本协议任何一方均可通过签署任何一份的方式订立本协议。

[SIGNATURE PAGE FOLLOWS]
[以下是签名页]

IN WITNESS WHEREOF the Parties hereto have executed this Agreement on the date first above written.
兹证明，协议各方于本协议首页载明之日期签署本协议。

The Grantor
授予人

By: **/s/ Renhuan Shi**
签名：
Name: Renhuan Shi
姓名：石仁焕

IN WITNESS WHEREOF the Parties hereto have executed this Agreement on the date first above written.
兹证明，协议各方于本协议首页载明之日期签署本协议。

The Grantees
被授予人

[**/s/ Tao Wang**]

WANG, Tao

王涛

EXHIBIT A

附录 A

PERFORMANCE TARGETS

履约目标

2009 Revenue [RMB 95,200,000]

2009 年度收入业绩[9520 万人民币]

2010 Revenue [RMB 96,150,000]

2010 年度收入业绩[9615 万人民币]

2011 Revenue [RMB 97,100,000]

2011 年度收入业绩[9710 万人民币]

SCHEDULE A
附件 A

<u>Grantee and Option Shares</u>
被授予人及选择权股份

Grantees 被授予人	**ID Card/Passport Number** 身份证/护照号码	**Number of Option Shares** 选择权股份数	**Exercise Price** 行权价
WANG Tao 王涛		10,000	0.01 USD per share

SCHEDULE B

附件 B

Part I
第 I 部分

<u>Form of Exercise Notice</u>
<u>行权通知</u>

To : 石仁焕 (the "Grantor") and Board of Directors of Swift Dynamic Limited
致：石仁焕（"授予人"）和 Swift Dynamic Limited 董事会
From：WANG, Tao (the "Grantee")
递送方：王涛（"被授予人"）

We refer to the Incentive Option Agreement (the "**Option Agreement**") dated January 29, 2010 made between the Grantee and the Grantor. Terms defined in the Option Agreement shall have the same meanings as used herein.

我们参照被授予人与授予人于 2010 年 1 月 29 日签订的激励选择权协议（"选择权协议"）。此处所用术语与选择权协议的定义具有同等含义。

We hereby give you notice that we require you to sell to us / [*Nominees' names*] in accordance with the terms and conditions of the Option Agreement, the following Option Shares at the Exercise Price set out below, subject to the terms and conditions set out in the Option Agreement. Completion shall take place at [ ] on [ ] at the office of [ ].

我们在此通知贵方，我们要求贵方依据选择权协议的条款和条件向我们/[被提名人姓名]按下列行权价出售如下选择权股份。根据选择权协议所规定的条款和条件，交割应于【】日【】时在【】办公室进行。

<u>Grantee</u> <u>被授予人</u>	<u>Option Shares</u> <u>选择权股份</u>	<u>Exercise Price</u> <u>行权价</u>
<u>WANG, Tao</u>		<u>0.01 USD</u>

Dated [ ]
日期【 】

Yours faithfully
此致

敬礼

____
Name: WANG, Tao
姓名：王涛
Title: Director
职务：董事

Party II
第 II 部分

Form of Transfer Notice
过户通知格式

To ：石仁焕 (the "Grantor") and Board of Directors of Swift Dynamic Limited
致：石仁焕（"授予人"）和 Swift Dynamic Limited 董事会
From：WANG, Tao (the "Grantee")
递送方：王涛（"被授予人"）

We refer to the Incentive Option Agreement (the "**Option Agreement**") dated January 29, 2010 made between the Grantee and the Grantor. Terms defined in the Option Agreement shall have the same meanings as used herein.

我们参照被授予人与授予人于 2010 年 1 月 29 日签订的激励选择权协议（"选择权协议"）。此处所用术语与选择权协议的定义具有同等含义。

We hereby give you notice that we will transfer to [*Nominees' names*] the following portion of the Option, expressed in terms of the number of Option Shares represented by the portion of the Option transferred in accordance with the terms and conditions of the Option Agreement,.

我们在此通知贵方，我们将按照购买选择权的条款和条件，向[提名人姓名]转让下述部分选择权，以转让的部分选择权代表的选择权股份数额予以表示。

Grantee 被授予人	Nominees 提名人	Option Shares Represented 代表的选择权股份
WANG Tao 王涛		

Dated [ ]
日期

Yours faithfully
此致

敬礼

____
Name: WANG, Tao
姓名：王涛
Title: Director
职务：董事